Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Second Quarter 2022 Results

ALPHARETTA, Ga., August 9, 2022/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported second quarter 2022 financial results.
“Despite ongoing raw material availability and associated supply chain disruptions, underlying demand for our products remains strong,” said Joe Woody, Avanos’ Chief Executive Officer. Woody continued, “We delivered on expansion of our gross and operating margin, and generated meaningful free cash flow in a tough environment inclusive of inflationary and foreign currency headwinds. We anticipate strong results for the full year despite continued macroeconomic and supply chain challenges.”
Second Quarter 2022 Financial Highlights
•Net sales totaled $203 million, a 9 percent increase from the comparable prior year period.
•Gross margin for the quarter improved 1,100 basis points compared to the prior year period and adjusted gross margin improved 800 basis points compared to the prior year period.
•Net income for the quarter was $11 million, compared to $38 million a year ago.
•Adjusted net income totaled $19 million, compared to $10 million a year ago.
•Diluted earnings per share was $0.24, compared to $0.78 per share a year ago.
•Adjusted diluted earnings per share was $0.41, compared to $0.21 a year ago.
•Free cash flow for the quarter was $23 million, compared to $10 million a year ago.
Operational and Business Highlights
•During the second quarter, we entered into a credit agreement that established credit facilities in an aggregate principal amount of $500 million, consisting of a five-year senior secured term loan of $125 million and a five-year senior secured revolving credit facility allowing borrowings of up to $375 million, with a letter of credit subfacility in an amount of $75 million.
•At the American Society of Interventional Pain Physicians meeting in May, data from our recent sponsored trial comparing cooled radiofrequency ablation to standard medical management for sacroiliac joint pain was accepted for a podium presentation. This data was ranked as one of the top 11 abstracts submitted to this conference, highlighting the impact of this data in the pain management field.

•Our hyaluronic acid (HA) offerings through OrthogenRx posted strong sales in the second quarter, with a rapid adoption of TriVisc, our 3-injection HA regimen, beginning in June. With our reimbursement position, we will continue to see favorability in TriVisc that is capturing share from the 1- and 5-injection segments with account transitions and new account acquisitions.
Second Quarter 2022 Operating Results
For the three months ended June 30, 2022, net sales totaled $203 million, an increase of 9 percent compared to the prior year period, primarily due to incremental revenue from the acquisition of OrthogenRx. In addition to volume, 1 percent of favorable pricing was offset by 2 percent of unfavorable foreign currency translation effects.
Gross margin was 57 percent, compared to 46 percent in the prior year period. Adjusted gross margin was 59 percent, compared to 51 percent last year. Gross profit margin improved primarily due to favorable product mix, as well as slightly improved manufacturing efficiencies that were partially offset by higher costs across our supply chain.
Selling and general expenses as a percentage of net sales was 43 percent for the second quarter of 2022, compared to 46 percent for the first quarter of 2022.
Operating profit was $19 million compared to a $7 million operating loss in the prior year period, primarily due to the improved gross margin previously noted as well as lower legal expenses. On an adjusted basis, operating profit totaled $28 million, compared to $15 million a year ago.
Adjusted EBITDA for the second quarter was $33 million, compared to $20 million in the prior year period.
First Six Months 2022 Operating Results
For the six months ended June 30, 2022, net sales were $400 million, an increase of 9 percent compared to the prior year period. Digestive health products experienced strong demand and volume, which was offset by decreased demand and volume in respiratory health products. In addition to volume, 1 percent of favorable pricing was offset by 1 percent of unfavorable foreign currency translation effects.
Gross margin was 55 percent, compared to 48 percent last year. Adjusted gross margin was 57 percent compared to 52 percent last year and was impacted by the same items noted above for the second quarter.
Operating profit was $28 million, compared to operating loss of $20 million in the prior year period, primarily due to the improved gross margin previously noted as well as lower legal expenses, partially offset by higher selling and general expenses. On an adjusted basis, operating profit was $46 million compared to $31 million a year ago.
Adjusted EBITDA for the six months ended June 30, 2022 was $57 million compared to $42 million in the prior year period.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the second quarter was $23 million, compared to $10 million a year ago. The company’s cash balance at June 30, 2022 was $107 million, compared to $119 million at year-end 2021.
Total long-term debt outstanding was $254 million at June 30, 2022, compared to $130 million at December 31, 2021. In the first quarter of 2022, the company borrowed $125 million in conjunction with closing the acquisition of OrthogenRx.
Full-Year 2022 Outlook
The company is modifying its guidance for 2022 net sales to between $815 million and $835 million, which assumes organic growth between 1 percent to 4 percent. Additionally, we are confirming gross profit margins to be between 55 percent to 57 percent, with adjusted diluted earnings per share between $1.45 and $1.65.

Each of these measures is inclusive of the impact of the OrthogenRx acquisition and reflects our expectation that supply chain headwinds related to both product availability and inflationary pressures will continue throughout the year.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Expenses associated with restructuring activities.
•Expenses associated with post divestiture transition activities.
•Certain acquisition and integration charges related to acquisitions.
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance.
•Expenses associated with certain litigation matters.
•The amortization of intangible assets associated with prior business acquisitions.
•Loss on extinguishment of debt.
•The tax effects of certain adjusting items.
•The benefit associated with the tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to: (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the company’s ongoing business operations.
Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in the company’s consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 8164434. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; the ongoing conflict between Russia and Ukraine; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Sales	$203.0	$186.4	$400.4	$367.1
Cost of products sold	88.1	100.7	178.3	190.1
Gross Profit	114.9	85.7	222.1	177.0
Research and development expenses	8.0	8.0	15.8	16.3
Selling and general expenses	87.1	76.7	177.2	150.1
Other expense, net	0.8	8.3	0.9	30.3
Operating Income (Loss)	19.0	(7.3)	28.2	(19.7)
Interest income	0.2	—	0.2	—
Interest expense	(2.7)	(0.9)	(4.0)	(1.7)
Income (Loss) Before Income Taxes	16.5	(8.2)	24.4	(21.4)
Income tax (provision) benefit	(5.1)	46.1	(7.2)	51.7
Net Income	$11.4	$37.9	$17.2	$30.3

Interest expense, net	$2.5	$0.9	$3.8	$1.7
Income tax provision (benefit)	5.1	(46.1)	7.2	(51.7)
Depreciation and amortization	11.6	9.5	22.7	19.2
EBITDA	$30.6	$2.2	$50.9	$(0.5)

Earnings Per Share
Basic	$0.24	$0.79	$0.36	$0.63
Diluted	0.24	0.78	0.36	0.62

Common Shares Outstanding
Basic	47.2	48.1	47.3	48.0
Diluted	47.6	48.6	47.7	48.6

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
As reported	$114.9	$85.7	$222.1	$177.0
2020 Restructuring charges	—	2.8	—	3.0
Post divestiture restructuring charges	—	1.7	—	2.6
Post divestiture transition charges	—	3.7	—	3.8
Acquisition and integration-related charges	0.7	—	1.4	—
Intangibles amortization	3.5	1.7	6.6	3.3
As adjusted non-GAAP	$119.1	$95.6	$230.1	$189.7
Gross profit margin, as reported	56.6%	46.0%	55.5%	48.2%
Gross profit margin, as adjusted	58.7%	51.3%	57.5%	51.7%

	Operating Profit (Loss)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
As reported	$19.0	$(7.3)	$28.2	$(19.7)
COVID-19 related expenses	—	0.2	—	0.2
2020 Restructuring charges	—	8.5	—	8.7
Post divestiture restructuring charges	—	1.7	—	2.6
Post divestiture transition charges	—	3.6	—	3.6
Acquisition and integration-related charges	1.0	0.2	2.8	0.6
EU MDR Compliance (a)	1.7	1.0	3.2	1.2
Litigation and legal	—	2.7	—	25.2
Intangibles amortization	6.2	4.1	11.9	8.3
As adjusted non-GAAP	$27.9	$14.7	$46.1	$30.7
__________________________________________________
(a)    EU MDR Compliance related charges are included in “Selling and general expenses”.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)

	Income (Loss) Before Taxes
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
As reported	$16.5	$(8.2)	$24.4	$(21.4)
COVID-19 related expenses	—	0.2	—	0.2
2020 Restructuring charges	—	8.5	—	8.7
Post divestiture restructuring charges	—	1.7	—	2.6
Post divestiture transition charges	—	3.6	—	3.6
Acquisition and integration-related charges	1.0	0.2	2.8	0.6
EU MDR Compliance	1.7	1.0	3.2	1.2
Litigation and legal	—	2.7	—	25.2
Intangibles amortization	6.2	4.1	11.9	8.3
Loss on extinguishment of debt	1.1	—	1.1	—
As adjusted non-GAAP	$26.5	$13.8	$43.4	$29.0

	Tax Benefit (Provision)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
As reported	$(5.1)	$46.1	$(7.2)	$51.7
Tax effects of adjusting items	(2.0)	(47.1)	(4.5)	(57.0)
Effects of the CARES Act and other	—	(2.7)	—	(2.5)
As adjusted non-GAAP	$(7.1)	$(3.7)	$(11.7)	$(7.8)
Effective tax rate, as reported	30.9%	(562.2)%	29.5%	(241.6)%
Effective tax rate, as adjusted	26.8%	26.8%	27.0%	26.9%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income (Loss)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
As reported	$11.4	$37.9	$17.2	$30.3
COVID-19 related expenses	—	0.2	—	0.2
2020 Restructuring charges	—	8.5	—	8.7
Post divestiture restructuring charges	—	1.7	—	2.6
Post divestiture transition charges	—	3.6	—	3.6
Acquisition and integration-related charges	1.0	0.2	2.8	0.6
EU MDR Compliance	1.7	1.0	3.2	1.2
Litigation and legal	—	2.7	—	25.2
Intangibles amortization	6.2	4.1	11.9	8.3
Loss on extinguishment of debt	1.1	—	1.1	—
Tax effects of adjusting items	(2.0)	(47.1)	(4.5)	(57.0)
Tax effects of the CARES Act and other	—	(2.7)	—	(2.5)
As adjusted non-GAAP	$19.4	$10.1	$31.7	$21.2
Diluted EPS, as reported	$0.24	$0.78	$0.36	$0.62
Diluted EPS, as adjusted	$0.41	$0.21	$0.66	$0.44

	EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
EBITDA, as reported	$30.6	$2.2	$50.9	$(0.5)
COVID-19 related expenses	—	0.2	—	0.2
2020 Restructuring charges	—	8.5	—	8.7
Post divestiture restructuring charges	—	1.7	—	2.6
Post divestiture transition charges	—	3.6	—	3.6
Acquisition and integration-related charges	1.0	0.2	2.8	0.6
EU MDR Compliance	1.7	1.0	3.2	1.2
Litigation and legal	—	2.7	—	25.2
Adjusted EBITDA	$33.3	$20.1	$56.9	$41.6

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Free Cash Flow
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash provided by operating activities	$27.0	$15.3	$28.8	$12.0
Capital expenditures	(4.1)	(5.8)	(9.1)	(11.5)
Free Cash Flow	$22.9	$9.5	$19.7	$0.5

2022 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.95	to	$1.25
Intangibles amortization	0.25	to	0.25
Other	0.25	to	0.15
Adjusted diluted earnings per share (non-GAAP)	$1.45	to	$1.65

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$106.5	$118.5
Accounts receivable, net	145.4	131.2
Inventories	169.0	150.3
Prepaid and other current assets	16.2	18.6
Total Current Assets	437.1	418.6
Property, Plant and Equipment, net	164.3	168.1
Operating Lease Right-of-Use Assets	33.9	38.6
Goodwill	825.0	801.6
Other Intangible Assets, net	264.9	141.2
Deferred Tax Assets	11.1	10.0
Other Assets	16.5	16.5
TOTAL ASSETS	$1,752.8	$1,594.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4.7	$—
Current portion of operating lease liabilities	13.5	14.7
Trade accounts payable	64.2	56.4
Accrued expenses	68.7	68.1
Total Current Liabilities	151.1	139.2
Long-Term Debt	249.3	130.0
Operating Lease Liabilities	38.4	42.8
Deferred Tax Liabilities	34.7	9.6
Other Long-Term Liabilities	27.7	9.1
TOTAL LIABILITIES	501.2	330.7
Stockholders’ Equity	1,251.6	1,263.9
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,752.8	$1,594.6

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating Activities
Net income	$11.4	$37.9	$17.2	$30.3
Depreciation and amortization	11.6	9.5	22.7	19.2
Net loss on asset dispositions	—	4.8	—	4.9
Changes in operating assets and liabilities, net of acquisition	(0.1)	6.2	(18.6)	3.5
Deferred income taxes and other	4.1	(43.1)	7.5	(45.9)
Cash Provided by Operating Activities	27.0	15.3	28.8	12.0
Investing Activities
Capital expenditures	(4.1)	(5.8)	(9.1)	(11.5)
Acquisition of assets and investments in businesses	—	—	(116.7)	—
Cash Used in Investing Activities	(4.1)	(5.8)	(125.8)	(11.5)
Financing Activities
Proceeds from issuance of secured debt	125.0	—	250.0	—
Secured debt repayments	(125.0)	—	(125.0)	—
Revolving credit facility proceeds	130.0	—	150.0	—
Revolving credit facility repayments	(130.0)	(10.0)	(150.0)	(15.0)
Purchase of treasury stock	(14.7)	(0.5)	(34.1)	(0.5)
Payments of debt issuance costs	(2.3)	—	(2.9)	—
Proceeds from the exercise of stock options	0.1	0.4	0.8	5.2
Cash Provided by (Used in) Financing Activities	(16.9)	(10.1)	88.8	(10.3)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(3.8)	0.4	(3.8)	(1.8)
Increase (Decrease) in Cash and Cash Equivalents	2.2	(0.2)	(12.0)	(11.6)
Cash and Cash Equivalents - Beginning of Period	104.3	100.1	118.5	111.5
Cash and Cash Equivalents - End of Period	$106.5	$99.9	$106.5	$99.9

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Chronic Care:
Digestive health	$80.2	$79.5	0.9%	$161.6	$157.5	2.6%
Respiratory health	32.1	36.5	(12.1)%	70.2	79.6	(11.8)%
Total Chronic Care	112.3	116.0	(3.2)%	231.8	237.1	(2.2)%
Pain Management:
Acute pain	$41.2	$43.7	(5.7)%	$79.9	$80.8	(1.1)%
Interventional pain	49.5	26.7	85.4%	88.7	49.2	80.3%
Total Pain Management	90.7	70.4	28.8%	168.6	130.0	29.7%
Total Net Sales	$203.0	$186.4	8.9%	$400.4	$367.1	9.1%

		Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net sales - percentage change	QTD	8.9%	10.2%	0.5%	(1.7)%	(0.1)%
Net sales - percentage change	YTD	9.1%	9.9%	0.5%	(1.4)%	0.1%
__________________________________________________
(a)Volume includes incremental sales from acquisitions.
(b)Other includes rounding.